Exhibit 99.1
FOR IMMEDIATE RELEASE:
American Midstream Partners, LP Announces Quarterly Distribution
and Schedule for Third Quarter Earnings Release
DENVER, CO —October 24, 2011— American Midstream Partners, LP (NYSE: AMID) announced today that the board of directors of its general partner has approved a prorated quarterly cash distribution of $0.2690 per unit for the quarter ended September 30, 2011. The distribution is the first declared by American Midstream and corresponds to a quarterly distribution of $0.4125 per unit, or $1.65 per unit on an annualized basis. The initial distribution was prorated for the 60-day period from the date of the closing of American Midstream’s initial public offering on August 1, 2011 through September 30, 2011 pursuant to the terms of its limited partnership agreement.
The cash distribution will be paid on November 10, 2011 to unitholders of record as of the close of business on November 3, 2011, together with the general partner of American Midstream.
American Midstream will conduct a conference call and webcast to discuss its third quarter financial results on Monday, November 14, 2011, at 2:00 p.m. Eastern Time. The call may be accessed live at the investor relations section of the American Midstream website at www.americanmidstream.com. The live call may also be accessed by dialing 866-271-6130 for domestic users or 617-213-8894 for international users. The passcode for both phone numbers is 82194279.
A replay of the audio webcast will be available shortly after the call on American Midstream’s website. A telephonic replay will be available through December 31, 2011 by dialing 888-286-8010 for domestic users or 617-801-6888 for international users. The passcode for both phone numbers is 41005317.
About American Midstream Partners
Denver-based American Midstream Partners is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of natural gas midstream energy assets. The company provides midstream services in the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, visit www.americanmidstream.com.
Forward Looking Statements
This press release contains certain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to, among other things, the timing of distributions, projections of operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “should”, “will”, “potential” and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors that are described in greater detail in our filings with the SEC. Please see our Risk Factor disclosures included in our prospectus dated July 26, 2011 that was filed with the SEC on July 27, 2011. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.
This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of American Midstream, LP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of American Midstream, LP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not American Midstream, LP, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.